                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PATTEN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     PATTEN
                                  CORPORATION

                        5295 TOWN CENTER ROAD, SUITE 400
                           BOCA RATON, FLORIDA  33486
                    TEL: (407) 361-2700  FAX: (407) 361-2800

                                                                   June 19, 1995


To our  Shareholders:

         You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Shareholders of Patten Corporation (the "Company") which will be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York on Thursday, July 20, 1995 at 10:00 a.m., local time.

         The accompanying Notice of the Special Meeting in Lieu of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about the Company and its officers and Directors. During the meeting we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that shareholders may have.

         Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, which we sincerely hope you will do, you may vote in person even if you have previously mailed a proxy card.

         Thank you for your attention and continued interest in our Company. We look forward to seeing you at the meeting.

Very truly yours,



/s/ GEORGE F. DONOVAN
- ----------------------------
George F. Donovan
President and Chief Executive Officer

                              PATTEN CORPORATION
                        5295 TOWN CENTER ROAD, SUITE 400
                           BOCA RATON, FLORIDA  33486


                    NOTICE OF SPECIAL MEETING IN LIEU OF THE
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 20, 1995


         A Special Meeting in Lieu of the Annual Meeting of the Shareholders of Patten Corporation will be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York, at 10:00 a.m., local time, on Thursday, July 20, 1995, to consider and act on the following matters:

         (1)     To fix the number of Directors for the ensuing year at six;

         (2)     To elect six Directors;

         (3) To approve an amendment to the Company's 1988 Outside Directors Stock Option Plan;

         (4)     To approve the Company's 1995 Stock Incentive Plan; and

         (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on June 1, 1995 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting in Lieu of the Annual Meeting.

         THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.


By order of the Board of Directors,


/s/ PATRICK E. RONDEAU
- ---------------------------
Patrick E. Rondeau
Clerk
June 19, 1995

                              PATTEN CORPORATION
                       5295 TOWN CENTER ROAD, SUITE 400
                          BOCA RATON, FLORIDA  33486
                                (407) 361-2700
                             -------------------
                        SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF SHAREHOLDERS
                                JULY 20, 1995

                             -------------------
                               PROXY STATEMENT
                             -------------------

INFORMATION CONCERNING SOLICITATION

         This Proxy Statement is furnished to the holders of common stock of Patten Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting in Lieu of the Annual Meeting of Shareholders (the "Special Meeting") to be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York 10019, on Thursday, July 20, 1995, at 10:00 a.m., local time, and at any adjournment thereof. If the enclosed proxy is signed and returned and is not revoked, it will be voted at the Special Meeting in accordance with the instructions of the shareholder(s) who execute it. If no instructions are given, the proxy will be voted FOR the election of the nominees for Director and FOR the proposals described herein. The proxy of any shareholder may be revoked by such shareholder in writing addressed to Patrick E. Rondeau, the Clerk of the Company, at the above address or in person at any time before it is voted. Submission of a later dated proxy will revoke an earlier dated proxy.

         All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by the Company's transfer agent and its affiliates (Chemical Mellon Shareholder Services). This may be supplemented by telephone and personal contacts by Directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

         It is anticipated that this Proxy Statement and the enclosed proxy, together with the Company's annual report to shareholders, will first be mailed to shareholders on or about June 20, 1995.

OUTSTANDING VOTING SECURITIES

         The Board of Directors has fixed the close of business on June 1, 1995 as the record date for determining the shareholders entitled to receive notice
of, and to vote at, the Special Meeting.   The number of shares of common stock
of the Company ("Common Stock") outstanding and entitled to vote on that date was 19,513,797 with each share being entitled to one vote. A majority of the issued and outstanding shares as of the record date will constitute a quorum for the transaction of business at the Special Meeting.

         The affirmative vote of the holders of a plurality of the votes cast at the Special Meeting is required for the election of Directors. All other matters that are before the meeting will require the affirmative vote of holders of a majority of the Common Stock present or represented at the Special Meeting.

         Shares voted to abstain or to withhold as to a particular matter and shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter, will be deemed represented for both quorum and voting purposes. Such shares will be the equivalent of negative votes. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company not later than March 22, 1996 to be included in the Company's Proxy Statement and form of proxy relating to the 1996 Annual Meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (The "Exchange Act").

PROPOSALS 1 AND 2 - FIXING OF NUMBER OF DIRECTORS AT SIX AND ELECTION OF NAMED DIRECTORS

         The By-Laws of the Company provide that there shall be a Board of not less than three Directors, the exact number to be fixed at annual meetings by the shareholders or any special meeting in lieu thereof, subject to change from time to time by the Directors. It is recommended that the shareholders vote to fix the number of Directors for the coming year at six.

         Unless contrary instructions are received, the enclosed proxy will be voted for fixing the number of Directors at six and for the election of the six nominees listed herein. Each of the nominees is currently serving as a Director of the Company and was elected by the shareholders at the 1994 Special Meeting in Lieu of the Annual Meeting. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. The enclosed proxy will not be voted for more than six Directors even if the number of Directors is determined to be more than six. If elected, the nominees listed below will serve until the next annual meeting (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 1995 by (a) each Director, (b) each of the executive officers listed in the Summary Compensation Table below, (c) all current Directors and executive officers as a group and (d) all persons known to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. A nominal amount of Common Stock held by certain executive officers under the Company's 401(k) profit sharing plan has been excluded from the table. Unless otherwise noted, each stockholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                                      Shares of
                                                                                    Common Stock
                                                                                      Issuable
                                                                                        Upon                  Percent of
                                          Director   Common Stock      Exercisable  Conversion of   Total       Shares
         Name                        Age   Since    Benefically Owned   Options     Debentures (1)  Shares   Outstanding (2)
         ----                        ---  --------  -----------------  -----------  --------------  ------   ---------------
Joseph C. Abeles (3)                 80     1987        324,483          50,886        224,162      599,531        3.04%
George F. Donovan                    56     1991         87,797          55,037            ---      142,834           *
Ralph A. Foote                       72     1987          7,495          50,886            ---       58,381           *
Daniel C. Koscher                    37      ---          1,160          39,181            ---       40,341           *
Alan L. Murray                       48      ---         41,249          39,298            231       80,778           *
Frederick M. Myers (4)               72     1990        136,500          39,530            ---      176,030           *
Patrick E. Rondeau                   48      ---         10,799          22,801            ---       33,600           *
Stuart A. Shikiar (5)                49     1994        354,961             ---         33,526      388,487        1.99%
Bradford T. Whitmore (6)             38     1990      2,061,710          33,852        482,659    2,578,221       12.89%

All Directors and executive                           3,046,104         347,275        740,578    4,133,957       20.41%
officers as a group (12 persons)

- ----------------------------------
Templeton, Galbraith &              ---      ---      2,519,164             ---        159,191    2,678,355       13.61%
Hansberger, Ltd.
  P.O. Box N-7776
  Nassau, Bahamas

Franklin Resources, Inc             ---      ---      1,136,140             ---        158,382    1,294,522        6.29%
  777 Mariners Island Blvd.
  San Mateo, California  94404 (7)

*        Less than 1%.

(1) The price of $8.65 per share (the current conversion price) is used to determine the shares of Common Stock into which the Company's 8.25% convertible subordinated debentures due 2012 (the "Debentures") are convertible.

(2) The denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures held by the applicable stockholder or group, plus 19,513,797 shares currently outstanding.

(3) Includes 11,024 shares and 47,398 shares issuable upon the conversion of $410,000 aggregate principal amount of Debentures held by Mr. Abeles' wife for which he disclaims beneficial ownership.

(4) Includes 136,500 shares of Common Stock held by Mr. Myers' wife and children for which he disclaims beneficial ownership.

(5) Includes 2,890 shares of Common Stock issuable upon the conversion of $25,000 aggregate principal amount of Debentures held indirectly by Mr. Shikiar for which he disclaims beneficial ownership. Also includes 177,364 shares of Common Stock and 20,231 shares issuable upon the conversion of $175,000 aggregate principal amount of Debentures over which Mr. Shikiar exercises voting and investment power.

(6) Includes 1,312,380 shares of Common Stock and 482,659 shares issuable upon the conversion of $4,175,000 aggregate principal amount of Debentures held by Grace Brothers, Ltd. Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to such shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein. Grace Brothers, Ltd. is located at 100 W. Diversey Parkway, Suite 233, Chicago, Illinois 60614.

(7) Represents holdings as of December 31, 1994 as reported on the most recent Form 13G filed with the Securities and Exchange Commission retroactively adjusted to reflect a 5% Common Stock dividend paid by the Company on March 30, 1995.

         The principal occupations and business experience of the nominees for Director for the preceding five years along with any directorships of other publicly-owned or registered investment companies are as follows:

         JOSEPH C. ABELES, a private investor, has been a Director of the Company since 1987. Mr. Abeles has been a Director of Intermagnetics General Corporation since 1986. He has also served as a Director of Igene Biotechnology, Inc. and Ultralife Batteries, Inc. since 1991.

         GEORGE F. DONOVAN joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October, 1993. He became Chief Executive Officer in December, 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993. From 1989 to 1991, Mr. Donovan served as President and Chief Executive Officer of Thousand Trails and from 1988 to 1989, he formed and operated the Donovan Companies.

         RALPH A. FOOTE has been a Director of the Company since 1987. Since 1955 he has been a senior partner of Conley & Foote, a Middlebury, Vermont law firm which serves as legal counsel to the Company with respect to various matters.

         FREDERICK M. MYERS has been a Director of the Company since 1990. Since 1964 he has been a senior partner of Cain, Hibbard, Myers & Cook, a Pittsfield, Massachusetts law firm which serves as legal counsel to the Company with respect to various matters. He has also served as a Director of Systemed, Inc. since 1989.

         STUART A. SHIKIAR was elected to the Board of Directors in April, 1994. Mr. Shikiar is an investment advisor and has served as President of Shikiar Asset Management, Inc. since November, 1994. From 1993 to November, 1994, Mr. Shikiar was a general partner of Omega Advisors, a private investment partnership. From 1985 to 1993, Mr. Shikiar served as a Managing Director for Prudential Securities Investment Management, Inc. He has also served as a Director of Ultralife Batteries, Inc. since 1991.

         BRADFORD T. WHITMORE has been a Director of the Company since 1990. Mr. Whitmore has been a general partner of Grace Brothers, Ltd., an investment partnership and securities broker-dealer, since 1986. He has been a trustee of Aerospace Creditors Liquidating Trust since 1993 and a Director of Biotechnology General Corporation since 1994.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held seven meetings during the fiscal year ended April 2, 1995. Each Director attended all of the meetings of the Board of Directors and of all committees of the Board of Directors on which he served during fiscal 1995.

         Directors of the Company WHO ARE EMPLOYEES of the Company DO NOT RECEIVE fees or retainers for serving as Directors. For fiscal 1995, EACH NON-MANAGEMENT DIRECTOR received an annual retainer of $17,500 and an $800 fee for each Board meeting attended. In addition, the Company's non-management Directors are entitled to receive stock options under the Company's Outside Directors Stock Option Plan which was approved by shareholders at the 1988 Special Meeting in Lieu of the Annual Meeting, amended in 1991 and is proposed to be further amended. See "Proposal 3 - Approval of Amendment to the Company's 1988 Outside Directors Stock Option Plan".

AUDIT COMMITTEE

         The Audit Committee, which met twice during fiscal 1995, consists of Messrs. Foote, Myers, and Whitmore. The Committee's responsibilities include:
(a) recommending to the full board the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors, (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls and (e) reviewing the overall activities and recommendations of the Company's internal auditors.

NOMINATING COMMITTEE

         The Nominating Committee, which met twice during fiscal 1995, consists of Messrs. Abeles, Donovan and Shikiar. The Committee is responsible for the selection of potential candidates for membership on the Board of Directors and the periodic review of compensation of Directors. The committee will consider nominees recommended by shareholders. Recommendations should be submitted in writing to: Nominating Committee, Patten Corporation, 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486.

COMPENSATION COMMITTEE

         The Compensation Committee met two times during fiscal 1995. The committee: (a) monitors compensation arrangements for management employees for consistency with corporate objectives and shareholders' interests, (b) approves incentive distributions and grants of stock options to employees and independent contractors of the Company and its subsidiaries and (c) advises management on matters pertaining to management development and corporate organizational planning.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1995, Joseph C. Abeles, Ralph A. Foote, Stuart A. Shikiar and Bradford T. Whitmore served as members of the Compensation Committee of the Board of Directors.

- --       Mr. Foote is a partner of the Middlebury, Vermont law firm of Conley &
         Foote, which rendered services to the Company during fiscal 1995. The total amount paid to Conley & Foote for services rendered during fiscal 1995 was approximately $12,000. It is anticipated that Conley & Foote will continue to perform certain legal services for the Company during fiscal 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Board of Directors hereby presents its report on executive compensation for fiscal 1995. The Committee is composed of four outside (non-management) Directors of the Company and is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

COMPENSATION PRINCIPALS

         The Company's executive compensation program is designed to align compensation with business strategy, Company values and management initiatives. The program:

- --       Integrates compensation programs with the Company's annual and long-term strategic planning and  measurement processes.

- --       Reinforces strategic performance objectives through the use of incentive compensation programs.

- --       Rewards executives for long-term strategic management and the
         enhancement of shareholder     value by delivering appropriate
         ownership interest in the Company.

- --       Seeks to attract and retain quality talent which is critical to both the short-term and long-term success of the Company.

Base Compensation

         The Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization. This market information is used as a frame of reference for annual salary adjustments and starting salaries. However, base salaries have become a relatively smaller element in the total compensation of executive officers as the Company introduced a pay-for-performance program over the last four years.

         The aggregate base salaries for the named executive officers in the "Summary Compensation Table" herein decreased by 7% from fiscal 1994 to 1995. Excluding Harry S. Patten (whose employment was terminated in November, 1994), the aggregate base salaries for the other four named executive officers increased by 11%.

Annual Bonus Plan

    The objectives of the annual bonus plan are to motivate and reward the accomplishment of corporate annual objectives, reinforce strong performance with differentiation in individual awards based on contributions to business results and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year and no bonuses are paid if a minimum threshold is not met. Participants may be measured on two performance components: (1) corporate financial performance (specific measurements are defined each year and threshold, target and maximum performance levels are established to reflect the Company's objectives) and (2) key individual performance which contributes to critical end results for the management position. A weighting is established for each component based on the relative importance of each to the individual.

    Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan. For fiscal 1995, the corporate performance objective consisted of a target for pretax earnings. The aggregate pay-for-perfomance bonuses for the named executive officers in the "Summary Compensation Table" herein decreased by 35% from fiscal 1994 to 1995 while PRETAX EARNINGS INCREASED by 31% for the same period. Excluding Harry S. Patten, the aggregate pay-for-performance bonuses for the other four named executive officers increased by 26%.

Incentive Stock Options

    Stock options align the interests of employees and shareholders by providing value to the employee when the stock price increases. All options are granted at 100% of the fair market value of the Common Stock on the date of grant except incentive options issued to employees who own more than 10% of the Company's Common Stock, in which case the option price may not be less than 110% of the market value of the Common Stock on the date of grant. Incentive stock options were granted to four executive officers during fiscal 1995. See "Stock Option Grants During Last Fiscal Year". The Company's current employee stock option plan expires by its term during fiscal 1996 and a new plan, adopted by the Board of Directors, is being presented to the shareholders for their approval. See "Proposal 4 - 1995 Stock Incentive Plan".

    TOTAL COMPENSATION for the five highest paid executive officers named in the "Summary Compensation Table" decreased by 3% for fiscal 1995 compared with fiscal 1994. Excluding Harry S. Patten (and annualizing George F. Donovan's base salary for 1994), total compensation for the other four named executive officers increased by 14%. NET INCOME increased by 25% for the comparable period. Section 162(m) of the Interval Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the 1995 Stock Incentive Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the section 162(m) deduction limits.

EMPLOYEE AGREEMENTS

    The Company has an employment agreement with Mr. Donovan. Under the terms of Mr. Donovan's agreement, he shall receive a minimum salary of $250,000 per annum, subject to increases from time to time in the sole judgment and
discretion of the Board of Directors and committees thereof.   In addition, Mr.
Donovan shall be eligible to receive annual performance awards as determined by the Compensation Committee and subject to approval by the Board of Directors. The term of Mr. Donovan's employment agreement is December 20, 1993 through the date of the first meeting of the Board of Directors following the fiscal 1996 Annual Meeting of Shareholders. According to the Company's Amended and Restated By-Laws, the 1996 Annual Meeting of Shareholders will be held within six months of the end of the fiscal year. As indicated below, the Company's employment agreement with Harry S. Patten was terminated during fiscal 1995 in connection with his resignation from the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As indicated above, the Company's executive compensation program is based upon business performance and any increases in an executive's yearly compensation are substantially dependent upon the Company's performance in that year.

    George F. Donovan was elected President and Chief Operating Officer in October, 1993 and assumed the position of Chief Executive Officer in December, 1993. Mr Donovan's base salary together with annual bonus increased by 15% over fiscal 1994. The increase reflects an adjustment for (a) assuming increased responsibilities as a result of the resignation by Harry S. Patten and (b) leading the Company to improved financial performance for the most recent fiscal year.

    Mr. Donovan was also awarded options to purchase 60,000 shares of the Company's Common Stock during fiscal 1995 compared to the award of options to purchase 200,000 shares in fiscal 1994. (These awards have been adjusted in the "Summary Compensation Table" to reflect the change in capitalization as a result of Common Stock dividends paid in each year.)

    In determining Mr. Donovan's compensation, the Committee concluded that his experience in, and knowledge of, the recreational land, residential real estate and timesharing industries support his compensation arrangement. The Committee's knowledge of Mr. Donovan's successful background, including his service as the chief executive officer of another public real estate company, together with its observations of Mr. Donovan's performance during his tenure with the Company, served equally to assure the Committee of his ability to lead the Company as its chief executive. The Committee and the Board believe that realization of success in attaining the five-year plan objectives of the Company are best assured by retaining Mr. Donovan.

                                           Compensation Committee

                                           Joseph C. Abeles
                                           Ralph A. Foote
                                           Stuart A. Shikiar
                                           Bradford T. Whitmore

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries by the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers").

                                                                                  Long-Term
                                                                                Compensation
                                                Annual Compensati                  Awards
          Name and                                                               Securities       All Other
          Principal                         Fiscal                               Underlying      Compensation
          Position                           Year    Salary     Bonus ($) (1)  Options (#) (2)     ($) (3)
          ---------                         ------   ------     -------------  ---------------   ------------
George F. Donovan,                           1995    275,000       100,000             63,000         501
  President, Chief Executive                 1994    116,346        75,000            218,400         ---
  Director                                   1993        ---           ---                ---         ---

Harry S. Patten,                             1995    200,000           ---                ---       1,213
  Chairman of the Board of Directors(4)      1994    325,000       150,000            216,320       3,116
                                             1993    286,923       125,000                ---       2,208

Alan L. Murray,                              1995    160,000        35,000             31,500       2,204
  Treasurer and Chief Financial Officer      1994    150,000        32,500      28,392/13,069       2,432
                                             1993    150,000        22,000             28,392       1,419

Patrick E. Rondeau,                          1995    145,000        33,000             31,500         ---
  Director of Corporate Legal                1994    134,615        27,500             22,714         ---
  Vice President and Secretary/Clerk         1993    130,000        25,000             28,392         ---

Daniel C. Koscher,                           1995    125,000        33,000             31,500       1,430
  Chief Accounting Officer, Vice             1994    100,000        25,000             22,714       1,492
  President and Assistant Secretary          1993    100,000        13,000                ---       1,016

- ------------------------------------------
(1) Bonus amounts earned for each fiscal year are paid during the subsequent fiscal year.

(2) Represents incentive stock options granted under the Company's Second Amended and Restated 1985 Stock Option Plan to purchase the stated number of shares of Common Stock at the exercise prices shown in the following table. Incentive stock options have been adjusted to reflect Common Stock dividends.

(3) Represents the employer matching contributions to the Company's Section 401(k) Retirement Savings Plan.

(4) Harry S. Patten terminated his employment with the Company in all capacities in November, 1994. All incentive stock options previously granted were forfeited in connection with his termination. See "Certain Transactions and Other Information".

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 1995, adjusted to reflect the 5% Common Stock dividend paid on March 30, 1995.


                                                                                    Potential Realizable
                                                                                       Value at Assumed
                                                                                   Annual Rates of Stock
                                                                                     Price Appreciation
                                   Individual Grants (1)                             for Option Term (2)
                                   ---------------------                           ---------------------

                          Number of        Percent of
                          Securities      Total Options
                          Underlying       Granted to        Exercise
                           Options         Employees         Price          Expiration
    Name                 Granted (#)      in Fiscal Year   ($ Per Share)       Date       5% ($)        10% ($)
    ----                 -----------      --------------   -------------    ----------    ------        -------
George F. Donovan          63,000              24%              3.21         7/27/04       127,181       322,303

Alan L. Murray             31,500              12%              3.21         7/27/04        63,591       161,151

Patrick E. Rondeau         31,500              12%              3.21         7/27/04        63,591       161,151

Daniel C. Koscher          31,500              12%              3.21         7/27/04        63,591       161,151

Harry S. Patten               ---              ---               ---             ---           ---           ---

- -------------------------

(1) As required by the rules promulgated by the Securities and Exchange Commission, potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

(2) These options become exercisable in five equal annual installments commencing on July 27, 1995.

FISCAL YEAR END OPTION VALUES

    During fiscal 1995, none of the Named Executive Officers exercised stock options issued by the Company. The following table sets forth information regarding the number and unrealizable value of unexercised options held by the Named Executive Officers at April 2, 1995.

                                                                             Shares Underlying
                                  Number of Unexercised                     Value of Unexercised
                                  Options at Fiscal Year                    In-the-Money Options
                                   (#) and Exercisable (E) vs            at Fiscal Year End ($) and
                Name                Unexercisable (U)                Exercisable (E) vs Unexercisable (U)
- ----------------------------------------------------------------------------------------------------------------
George F. Donovan                        43,680                E                     ---                   E
                                        237,720                U                  10,395                   U

Alan L. Murray                           39,298                E                  69,927                   E
                                         62,055                U                  54,582                   U

Patrick E. Rondeau                       22,801                E                  44,086                   E
                                         54,345                U                  50,374                   U

Daniel C. Koscher                        39,181                E                  61,130                   E
                                         51,943                U                  45,413                   U

COMPENSATION OF DIVISION PRESIDENTS AND REGIONAL MANAGERS

    Compensation for the Company's five Division Presidents typically includes a base salary of approximately $100,000 accompanied by performance bonuses. Compensation for the Company's ten Regional Managers typically includes a base salary of approximately $50,000 accompanied by several performance bonuses. Bonuses are established to reward exceptional performance by a subsidiary and the payment of a bonus is subject to exceeding predetermined, acceptable performance objectives. Management defined these objectives to address operating benchmarks deemed critical to the success of the subsidiary. They include, but are not limited to, the attainment of projected retail sales, containment of overhead costs, achievement of maximum operating profits, optimizing transactional cash flow and, on a project by project basis, surpassing gross margin projections.

PERFORMANCE GRAPH

    The following graph assumes an investment of $100 on April 1, 1990 and thereafter compares the yearly percentage change in cumulative total return to shareholders of the Company with an industry index (the Dow Jones Real Estate Investment Index) and a broad market index (the Dow Jones Equity Market Index). The graph shows performance on a total return (dividend reinvestment) basis.

                                    [GRAPH]



    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

CERTAIN TRANSACTIONS AND OTHER INFORMATION

    On November 22, 1994, the Company and Harry S. Patten, then a Director and Chairman of the Board of Directors, entered in a Separation Agreement (the "Separation Agreement"). The Separation Agreement provided for, among other things, (a) Mr. Patten's voluntary resignation in all capacities from the Company, (b) the termination of Mr. Patten's employment agreement with the Company dated December 20, 1993, (c) the cancellation of all outstanding stock options held by Mr. Patten, (d) Mr. Patten's agreement to cooperate with the Company with respect to the defense of any pending or threatened litigation and the Company's agreement to pay Mr. Patten a per diem fee in an amount not to exceed $1,000 and reimburse Mr. Patten for his reasonable out of pocket expenses incurred in connection therewith and (d) certain releases and indemnifications by the Company and by Mr. Patten. Simultaneously with the execution of the Separation Agreement, Mr. Patten entered into a Stock Purchase Agreement with a limited number of purchasers pursuant to which Mr. Patten sold an aggregate of 1,481,366 shares of Common Stock owned by him to the Purchasers at a price per share of $2.875. The purchasers consisted of members of the Company's management or Board of Directors or their affiliates (who purchased an aggregate of 1,081,366 shares) and three private investors (who purchased an aggregate of 400,000 shares).

              Patten Corporation
     Data Points for Performance Graph

                     Dow Jones  Dow Jones
                    Real Estate   Equity
           Patten    Investment   Market
        Corporation    Index      Index
 4/2/90         100         100       100
 5/1/90   85.714286   98.163025 98.236572
 6/1/90   92.857143   98.588726 107.69364
 7/2/90   85.714288   94.595087 106.78442
 8/1/90        53.6   90.111146 105.49877
 9/4/90   57.142867   76.877971 96.261763
10/1/90        53.6    69.29486 93.867091
11/1/90   35.714286   64.906992 91.512958
12/3/90   39.314286   67.944874 97.530042
 1/2/91   25.028571   68.610757 98.497177
 2/1/91   28.571429   76.919382 104.14941
 3/1/91   42.857143   81.747859 113.03605
 4/1/91   46.457143   85.413526   113.825
 5/1/91          50   85.618923 116.78587
 6/3/91   71.428571   87.134551 119.64094
 7/1/91   64.285714   81.817429 116.58607
 8/1/91   114.28571    82.03939 119.76835
 9/3/91   92.857143   81.424856 122.12828
10/1/91   92.857143   77.205943  121.6478
11/1/91   85.714286   75.049279  122.7074
12/2/91   64.285714   70.566994 120.19111
 1/2/92   64.285714   76.553312 131.82279
 2/3/92   92.857143    79.51003  130.1636
 3/2/92   85.714286   80.505541 131.72723
 4/1/92   92.867143   77.297047 129.12697
 5/1/92         100    76.11436 131.65195
 6/1/92   92.857143   72.524888 133.74837
 7/1/92   85.714286   70.797237 132.49168
 8/3/92   107.14286   64.090375 136.73375
 9/1/92   107.14286   61.489788 134.31012
10/1/92   142.85714   64.068841  134.9819
11/2/92   171.42857   66.003545 137.63428
12/1/92   164.28571   63.873383 141.11771
 1/4/93   178.57143   69.369399 142.99117
 2/1/93   228.57143   73.112918 145.64065
 3/1/93   171.42857   75.587617 145.98523
 4/1/93   214.28571   76.843186 149.12408
 5/3/93         200   72.948932 146.57883
 6/1/93   192.85714   72.162131 150.84697
 7/1/93         200   70.656441 149.79875
 8/2/93       215.2   73.477332 150.34023
 9/1/93   192.85714   74.391678 155.14695
10/1/93   245.54286   78.948502 155.15564
11/1/93   267.88571   78.868993 157.21152
12/1/93   230.34286   79.844627 155.33806
 1/3/94   192.85714   81.345348 156.88722
 2/1/94   192.85714   86.135727  161.9169
 3/1/94       223.2   86.303026 157.41711
 4/4/94   208.05714   80.679465 149.16751
 5/2/94   224.11429   81.110136 154.17982
 6/1/94   200.91429   83.349622  156.1054
 7/1/94   185.71429     83.5633 152.39612
 8/1/94   232.17143   84.762552 157.57927
 9/1/94   224.11429   83.960842 162.18619
10/3/94   200.91429   80.629773 158.59273
11/1/94   192.85714    78.66194 160.93818
12/1/94   216.05714   75.860927 154.81685
 1/3/95   200.91429   79.085985 158.50297
 2/1/95   208.91429   78.859055 162.75373
 3/1/95   208.91429   83.404284 168.85479
3/31/95   218.74286   84.000596 173.98871

    Ralph A. Foote, a Director of the Company, is a senior partner of the Middlebury, Vermont law firm of Conley & Foote which rendered services to the Company during fiscal 1995. The total amount paid to Conley & Foote by the Company for services rendered during fiscal 1995 was approximately $12,000. It is anticipated that Conley & Foote will continue to perform certain legal services for the Company during fiscal 1996. See "Compensation Committee Interlocks and Insider Participation".

    Frederick M. Myers, a Director of the Company, is a senior partner of the Pittsfield, Massachusetts law firm of Cain, Hibbard, Myers & Cook, which rendered services to the Company during fiscal 1995. The total amount paid to Cain, Hibbard, Myers & Cook by the Company for services rendered during fiscal 1995 was approximately $51,000. It is anticipated that Cain, Hibbard, Myers & Cook will continue to perform certain legal services for the Company during fiscal 1996.

    In connection with Mr. George F. Donovan's appointment as the Company's chief executive, the Board of Director's authorized payment for certain relocation expenses whereby Mr. Donovan was advanced an aggregate of $298,000 of which $191,209 was outstanding as of May 1, 1995. The $191,209 covers: (1) a $130,000 loan accruing interest at the prime lending rate as published in The Wall Street Journal, (2) a $33,209 equity advance against his home in Atlanta, Georgia and (3) $28,000 paid to his current residential community for an equity membership purchase. The equity membership is fully refundable by the residential community in the event Mr. Donovan's home is sold.

    In May 1988, the Company's Board of Directors approved a policy regarding the purchase of property from the Company by employees or executive officers, which policy was amended in March, 1993. Under this policy, one parcel per year may be purchased from the Company for 15% below the retail price of such parcel. An employee taking advantage of a discount may not receive a commission on the sale and the sale does not qualify for a bonus. In addition, employees or executive officers may receive financing on one lot at a time for up to 90% of the purchase price at the prevailing rate provided that the employee qualifies for such financing under the Company's credit policy with no exceptions. Under the policy, borrowings by any employee will be limited to $100,000. Any purchaser under the policy must agree to hold the parcel for at least two years before selling, provided that a sale may be made at any time after termination of employment. Notwithstanding the foregoing, all purchases by executive officers under the policy are required to be approved by the Board of Directors. No purchases under the policy were made by any executive officer during fiscal 1995.

    Any existing loans to the Company's officers and employees other than in the ordinary course of business have been approved, and any such future loans will be approved, by a majority of disinterested, non-management Directors. It is also the Company's policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $1,000 (other than in the ordinary course of the Company's business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE COMPANY'S 1988 OUTSIDE DIRECTORS
    STOCK OPTION PLAN

    On March 1, 1995, the Board of Directors unanimously voted to amend the Outside Directors Stock Option Plan (the "Directors Plan") to increase the total number of shares issuable under the Plan from 340,704 to 540,704 (subject to further adjustment for stock dividends, stock spits and other changes in capitalization). The Directors Plan, which was originally adopted by the Company's shareholders at the 1988 Annual Meeting, provides for the grant of nonqualified stock options to purchase shares of Common Stock to non-employee Directors (each an "Outside Director"). For information with respect to the number of options granted to incumbent Directors, see the table under "Proposal 1 - Fixing the Number of Directors at Six and Election of Named Directors".

    The Company's Board of Directors recommends that shareholders vote FOR the proposal to adopt and approve the amendment to the Directors Plan. As of the date of this Proxy Statement, there were options to purchase 337,335 shares of Common Stock outstanding under the Directors Plan (at a weighted average exercise price of $2.75 per share). The purpose of the Directors Plan is to make service on the Board of Directors more attractive to present and future Outside Directors, since the Company believes that the service of qualified Outside Directors is essential to the continued growth and progress of the Company. In view of the qualifications and contributions to the Company from the Outside Directors, the Board believes that the increase in the number of available shares is appropriate and desirable.

    At the 1991 Special Meeting in Lieu of the Annual Meeting, the shareholders adopted an amendment to the Directors Plan to increase the total number of shares of Common Stock offered under the Director's Plan from 150,000 shares to 300,000 shares, to increase the number of shares granted under each option from 5,000 to 15,000 and to provide that such options will vest (become exercisable) in three annual installments of 5,000 shares each.

    Under the Directors Plan, each year each Outside Director will automatically be granted a stock option covering 15,000 shares of the Common Stock on the first business day after the first trading day after the annual meeting of the Company's shareholders or any special meeting held in lieu thereof. In the event that the total number of shares available for grant under the Directors Plan shall not be sufficient to grant each Outside Director 15,000 shares of Common Stock on a particular grant date, the shares available for grant shall be allocated proportionately among the Outside Directors then in office.

    The option price per share of each option granted under the Directors Plan is equal to the closing sale price of the Common Stock as reported on the principal stock exchange on which the shares are traded on the last trading day preceding the date on which the stock option is granted.

    The Directors Plan provides that it is to be administered by the Board of Directors (of which a majority of the Directors acting will be Outside Directors), provided that the Board may, at its discretion, delegate any and all of its powers under the Directors Plan. The Board has delegated the administration of the Directors Plan to the Board's Compensation Committee, which consists of four Outside Directors.

    The maximum number of shares available under the Directors Plan and the number of shares subject to the outstanding options are subject to adjustment upon changes in capitalization or other changes in the corporate structure of
the Company.   Accordingly, the number of shares covered under the Directors
Plan has increased to 340,704 as a result of the Common Stock dividends paid in 1993, 1994 and 1995. In the event that any unexercised option granted under the Directors Plan expires or terminates for any reason, the shares covered thereby will again be available for the granting of options.

    Options granted under the Directors Plan presently vest (become exercisable) in three equal annual installments. However, if there is a change in the control of the Company prior to the vesting date, all options will be immediately exercisable. A "change of control" is deemed to take place if (i) any person or group becomes the beneficial owner of 25% or more of the total votes that may be cast in any election of Directors, (ii) there is a change in Board composition such that at any time a majority of the Board have been members for less than 24 months, (iii) the Company merges or consolidates without the transaction having been approved by three-fourths of the Board or in circumstances where at least two-thirds of the board of the surviving entity were not Directors of the Company or (iv) the Company sells a majority of its assets. If an option holder ceases to serve as a Director of the Company prior to the vesting date for any reason other than death, disability or a change of control of the Company, all of the option holder's rights in the option will terminate. Unless earlier terminated, options granted under the Directors Plan will terminate five years after the option holder ceases to be a Director of the Company or, if earlier, ten years after the date of grant.

    During the optionee's lifetime an option will be exercisable only by the optionee and will not be transferable except by will or by the laws of descent and distribution. After the option holder's death, his or her executor, administrator, heirs or legatees may exercise the option.

    The Directors Plan authorizes the Board of Directors to discontinue, suspend or amend the Directors Plan, except that no action of the Board may, without the shareholders' approval, increase the maximum number of shares to be offered for sale under options, reduce the purchase price at which shares may be offered pursuant to options (except in connection with corporate recapitalizations), modify the eligibility requirements of the Directors Plan or extend the expiration date of the Directors Plan; nor may any action of the Board of Directors or the shareholders alter or impair an optionee's rights under an option previously granted, without the optionee's consent. The Directors Plan provides that the provisions thereof with respect to the nature, amount, terms and timing of awards may not be amended more than once every six months, other than to comply with changes in the Code, ERISA, or the rules thereunder. The Directors Plan will terminate on April 22, 1998.

    In considering this proposal, shareholders should recognize the fact that, if the amendment to the Directors Plan is approved, the Outside Directors will be entitled to additional benefits (in the form of additional shares of stock available under the Directors Plan) not currently available to them. Consequently, the interest of the Board in recommending the amendment to the Directors Plan may diverge from the interests of the shareholders. The federal income tax consequences to the Company and participants in the Plan are the same as the consequences of the grant of nonqualified stock options under the 1995 Incentive Plan discussed below.

PROPOSAL 4 - APPROVAL OF 1995 STOCK INCENTIVE PLAN

    The Company's 1995 Stock Incentive Plan (the "1995 Incentive Plan") was adopted by the Board of Directors on May 31, 1995. The 1995 Incentive Plan provides for the grant of stock options (both nonqualified and incentive), restricted stock, unrestricted stock, performance shares, loans and cash and other awards to employees (including executive officers) and other individuals (including consultants and independent contractors) performing services for the Company and its subsidiaries and other entities in which the Company or any of its subsidiaries has a substantial equity interest (as of April 2, 1995 less than 10 persons). Any award many be granted alone or in conjunction with other awards under the Plan.

    The Company's Second Amended and Restated 1985 Stock Option Plan covering, among other eligible participants, the Company's executive officers and employees, will expire by its terms on September 30, 1995 and no further option grants may be made under such plan after that date. The Board of Directors believes that approval of the 1995 Incentive Plan is in the best interest of the Company because it will provide the Company with sufficient equity and equity-based incentives to compensate adequately the executive officers, employees and independent contractors of the Company and its subsidiaries and thereby aid the Company in attracting, retaining and motivating qualified personnel and the Board recommends a vote FOR the proposal to approve the 1995 Incentive Plan.

    Administration. The Board has delegated the administration of the 1995 Incentive Plan to the Compensation Committee of the Board of Directors (the "Committee"), which has complete discretion to select, from among eligible participants, the individuals to receive grants under the 1995 Incentive Plan and to establish the terms of the grants. The Committee is comprised solely of Directors qualified to administer the 1995 Incentive Plan pursuant to Rule 16b-3(c)(2) of the Exchange Act.

    Shares Subject to the 1995 Incentive Plan. The aggregate number of shares of the Company's Common Stock ("Shares") reserved for issuance under the 1995 Incentive Plan is 1,000,000. If any corporate transaction occurs that causes a change in the capitalization of the Company, the Committee is authorized to make such adjustments to the number and class of Shares delivered and the number and class and/or price of Shares subject to outstanding awards granted under the 1995 Incentive Plan, as it deems appropriate and equitable to prevent dilution or enlargement of participant's rights. If any option or award terminates or expires for any reason or the Company reacquires any shares issued under the 1995 Incentive Plan, the applicable shares will again be available for issuance.

    Amendment and Termination. In no event may any option or other award under the 1995 Incentive Plan be granted on or after May 31, 2005. The Board may amend, modify or terminate the 1995 Incentive Plan at any time, provided that no amendment shall be effective unless and until it is approved by the stockholders of the Company where failure to obtain such approval would adversely affect the compliance of the plan with Rule 16b-3 under the Exchange Act or the amendment would increase the total number of shares reserved for issuance under the plan, decrease the options price of any nonqualified stock option to less than 50% of fair market value on the date of grant of the option, change the class of persons who may be eligible to participate in the plan, or extend the termination date of the plan beyond ten years, and no amendment, termination or modification shall adversely affect in a material manner any right of a participant with respect to any outstanding award without the consent of the participant.

    Stock Options. The Committee may grant incentive stock options intended to meet the requirements of Section 422 of the Code ("ISOs"), nonqualified stock options or a combination thereof under the 1995 Incentive Plan. ISOs may only be granted to employees of the Company or its subsidiaries. The exercise price for nonqualified stock options issued under the 1995 Incentive Plan must be at least 50% of the fair market value of the underlying stock at the time of grant and the exercise price for ISOs under the 1995 Incentive Plan cannot be less than 100% of the fair market value of the underlying stock at the time of grant, provided that the exercise price of any option granted to any employee who owns 10% or more of the capital stock of the Company or any subsidiary cannot be less than 110% of such fair market value. On June 1, 1995, the closing sale price of the Common Stock on the New York Stock Exchange was $3.38 per share. Options granted under the 1995 Incentive Plan will expire ten years after the grant date. The Committee will establish other terms for options including the schedule for vesting or exercisability of options, terms for payment of the option price and periods for exercise following the optionholder's termination of employment. Each option granted shall be evidenced by an instrument in such form as the Committee shall approve. No incentive stock option may be granted under the 1995 Incentive Plan that is first exercisable in any year if and to the extent that the aggregate fair market value, at the time of grant, of all incentive stock options granted to the employees which are first exercisable in such year exceeds 100,000.
Options are not transferable by the participant, except by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant.

    Restricted and Unrestricted Stock. Grants of restricted stock involve the issuance of Shares to the recipient subject to transfer restrictions and the Company's right to repurchase the Shares at a price determined by the Committee if certain conditions (such as continuation of employment) are not satisfied by the recipient. As the conditions are satisfied, the repurchase restrictions "lapse" and the recipient is then free to hold or sell the Shares free of the restrictions. Grants of unrestricted stock involve the issuance of Shares, free of any transfer or repurchase restrictions. The Committee shall have discretion to determine the number of shares to be granted, whether or not they will be restricted (and, if so, the terms of the restrictions) and the amount and form of the consideration to be paid for the shares granted, provided that the purchase price shall in no event be less than the par value of the Common Stock.

    Performance Shares. Grants of performance shares involve setting performance goals and the Company's agreement to pay a specified amount determined by the Committee (which may be paid in the form of cash, shares, other securities of the Company or other forms of payment, or a combination thereof, all as determined by the Committee) to the recipient if the performance goals are fully satisfied. The performance goals may be individual, group, divisional or Company-wide goals. Each performance share grant shall be subject to such terms and conditions, including but not limited to the award period, the performance objectives to be obtained and any restriction upon the payment issued in respect of the grant, as the Committee shall determine. The award may be converted into a specified number of Shares at the time the goals are established, with the payoff, after satisfaction of the goals, being made in the number of Shares or their current value at that time. The Committee shall have the power to determine the maximum value of each performance share (and the amount to be paid if performance objectives are met in part or if the participant's employment is terminated prior to the end of the award period). The Committee shall also have authority to adjust performance measures and the value of performance shares if it subsequently determines they are not appropriate in the circumstances. All rights with respect to performance shares shall be available only during a participant's (and his or her beneficiary's) rights in the event of retirement, death or other termination of employment.

    Other Awards. The 1995 Incentive Plan authorizes the making of loans in connection with the purchase of shares under an award or the payment of any applicable tax in respect of income recognized as a result of the award. The Committee shall have full authority to decide the terms of any such loan, provided that no loan may have a term more than ten years. In addition, the 1995 Incentive Plan authorizes the grant of other types of awards that are consistent with the terms of the 1995 Incentive Plan.

    The Indenture pursuant to which the Company's Debentures were issued provides for an adjustment to the price at which the Debentures may be converted into Common Stock in certain circumstances. In particular, the Indenture provides (subject to certain exceptions) for certain anti-dilution adjustments to the conversion price if, among other things, (a) the Company issues shares for less than the current market price on the date the Company fixes the offering price of such shares or (b) the Company issues any securities exercisable for or convertible into shares for an exercise or conversion price less than the current market price per share of Common Stock. Consequently, the issuance of stock or grant of options under the 1995 Incentive Plan could, depending the terms of the applicable award, result in an adjustment to the conversion price of the Debentures.

    Awards to Employees Covered by Section 162(m) of the Code. Section 162(m) of the Code generally limits the income tax deduction for compensation paid by an employer which is a publicly held corporation to certain key executives to $1,000,000 per executive per year. The deduction limitation of Section 162(m) does not apply, however, to certain performance-based compensation arrangements, including plans providing for stock options having an exercise price of not less than 100% of fair market value, which establish specific performance goals and/or limits on the amount of awards, which are administered by a committee composed exclusively of "outside" directors, and which are disclosed to and approved by the stockholders of the public company. The 1995 Incentive Plan includes provisions and limits on awards which are intended to enable such awards to be exempt from the deduction limitation of Section 162(m) of the Code.

    Grant Information. To date, no stock options, restricted or unrestricted stock, performance shares or other awards have been granted under the 1995 Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 1995 INCENTIVE PLAN

    The following is a brief description of the federal income tax consequences related to options awarded under the 1995 Incentive Plan.

    Consequences to the Optionholder. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or nonqualified options under the 1995 Incentive Plan. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the option no later than three months following termination of his employment. However, the exercise of an ISO may give rise to an alternative minimum tax liability (see discussion below).

    Upon the exercise of a nonqualified option, the optionholder will generally recognize ordinary income in an amount equal to the excess of fair market value of the Shares at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a nonqualified option will be subject to both income and employment tax withholding. The optionholder's tax basis in the Shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified option, the amount of ordinary income recognized by the optionholder upon exercise.

    If any optionholder disposes of Shares acquired upon the exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the Shares are transferred to the optionholder pursuant to the exercise of the ISO (a "qualifying disposition"), the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such Shares (generally the exercise price). In the case of Shares acquired under the 1995 Incentive Plan for less than 100% of the fair market value at the time the option was granted, any disposition of such Shares in a qualifying disposition will result in the optionholder being required to include as ordinary income (and not as gain) in his or her gross income the excess of fair market value of such Shares at the time of disposition.

    If the optionholder disposes of Shares acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO is granted or within one year after the transfer of the Shares to the optionholder pursuant to the exercise of the ISO (a "disqualifying disposition"), then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of such Shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e. the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid the optionholder), then the loss will be a capital loss.

    If any optionholder disposes of Shares acquired upon exercise of a nonqualified option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his/her basis (as discussed above) in the Shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of Shares acquired upon exercise of ISOs as discussed above) will be long-term depending on whether the Shares were held for more than one year from the date such Shares were transferred to the optionholder.

    Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. Generally, AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exception amount, but only if such excess amount does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns). The AMT tax rate is 28% of such excess amount over the $175,000 ($87,500 ) amount. For these purposes, the exemption amount is $45,000 for joint returns or returns of surviving spouses ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of surviving spouses ($112,500 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

    The exercise of ISOs (but not nonqualified options) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. The basis of the stock acquired for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option. This will result in a corresponding downward adjustment to the optionholder's AMTI in the year the stock is disposed. The AMT paid with respect to the exercise of an ISO is allowed as a credit against the regular tax liability of the optionholder in a subsequent year when he disposes of the stock; therefore, imposition of the AMT at the time of exercise of an ISO may not increase the aggregate amount of income tax paid by the optionholder, but instead may only affect the timing of such payments.

    Consequences to the Company. There are no federal income tax consequences to the Company by reason of the grant of ISOs or nonqualified options or the exercise of ISOs (other than disqualifying dispositions). At the time the optionholder recognizes ordinary income from the exercise of a nonqualified option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its tax reporting obligations described below. To the extent the optionholder recognized ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs, provided that the Company satisfies a tax reporting obligation described below. The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a nonqualified option or the disqualifying disposition of stock acquired upon exercise of ISOs. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of nonqualified options.

    Tax Treatment of Restricted Stock. An employee who receives a restricted stock award under the 1995 Incentive Plan generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when the transfer and forfeiture restrictions lapse in an amount equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount, if any, paid by the employee for the restricted stock. Alternatively, an employee receiving stock may elect, in accordance with Section 83(b) of the Code, to be taxed on the excess of the fair market value of the shares of restricted stock at the time of grant over the amount if any, paid by the employee, notwithstanding the transfer and forfeiture restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the employee. The full amount of dividends or other distributions of property made with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions will constitute ordinary compensation income to the employee and the Company will be entitled to a deduction at the same time and in the same amount.

    Tax Treatment of Unrestricted Stock. Upon receiving an award of unrestricted stock under the 1995 Incentive Plan, the employee will realize ordinary compensation income to the extent of the fair market value (determined at the time of transfer to the employee) of such Shares, over the amount, if any paid by the employee for the Shares. Such taxable amounts are deductible as compensation by the Company.

    Limitation on Deduction Under Section 162(m) of the Code. Section 162(m) of the Code generally limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The deduction limitation of Section 162(m) does not apply, however, to certain performance-based compensation arrangements, including plans providing for stock options having an exercise price of not less than 100% of fair market value, which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of "outside" directors, and are disclosed to and approved by the shareholders of the public company.

    Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and nonqualified options under the 1995 Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP ("E&Y") as auditors for fiscal 1996, subject to final approval by the Audit Committee of the scope of, and E&Y's fees for, performing the audit for such fiscal year. E&Y and its predecessor, Arthur Young & Co., have served as the Company's auditors since 1984. The Company has been informed that E&Y has no direct or indirect financial interest in the Company and has no other connection with the Company other than as independent auditors. Representatives of E&Y are expected to be present at the Special Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AMENDMENTS TO BY-LAWS

    On May 31, 1995, the Board of Directors voted to amend the Company's By-Laws to provide that the annual meeting of the shareholders shall be held within six months after the end of the Company's fiscal year, at such time, date and place as the Board of Directors determines each year, but if the annual meeting is not held within such six month period, a special meeting in lieu thereof will be held at a later time. Such amendment will be effective as of the day immediately following the Special Meeting. The Company's By-Laws currently provide that the annual meeting will be held not later than the last Tuesday in June each year, but that if for any reason a meeting is not held on that date, a special meeting in lieu thereof will be held at a later time.

    Under Massachusetts law, when a By-Law change is approved by the Board, notice of the By-Law change must be given no later than the time that notice of the next stockholder meeting is given, and therefore is included here. Under Massachusetts law, any change to the By-Laws adopted by the Directors may be amended or repealed by the shareholders.

SECTION 16 COMPLIANCE

    Rule 16(a)-3 of the Exchange Act requires that a statement of changes in beneficial ownership of securities of an issuer held by a Director or officer be reported on Form 4 within ten (10) days after the end of the month in which the change occurs.

    On August 8, 1994, Joseph C. Abeles, a Director of the Company, was granted options to purchase 15,000 shares of Common Stock under the Directors Plan.
The transaction was reported to the Securities and Exchange Commission on Form 4 on December 8, 1994.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no business to come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that the enclosed proxy will be voted on such matters in accordance with the best judgment of the proxies. Discretionary authority with respect to any such matters is conferred by the proxy.

By the order of the Board of Directors,



/s/ PATRICK E. RONDEAU
- ----------------------------
Patrick E. Rondeau, Clerk
June 19, 1995

    A COPY OF THE COMPANY'S ANNUAL REPORT AND/OR FORM 10-K FOR THE YEAR ENDED APRIL 2, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, PATTEN CORPORATION, 5295 TOWN CENTER ROAD, SUITE 400, BOCA RATON, FLORIDA 33486.

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
                                                                                                                          APPENDIX A

                                                        PATTEN CORPORATION
                                                 5295 TOWN CENTER ROAD, SUITE 400
                                                     BOCA RATON, FLORIDA 33486

The undersigned stockholder of PATTEN CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special
Meeting in Lieu of Annual Meeting of Stockholders and Proxy Statement, each dated June 19, 1995, and hereby appoints Patrick E.
Rondeau proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Special Meeting in Lieu of Annual Meeting of Stockholders of PATTEN CORPORATION to be held on Thursday, July
20, 1995 at 10:00 a.m. local time at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York, and at any
adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact thereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME
BEFORE THE SPECIAL MEETING.

- ------------------------------------------------------------------------------------------------------------------------------------

1. FIX THE NUMBER OF            2. ELECT DIRECTORS
   DIRECTORS AT SIX
                                 FOR all nominees       WITHHOLD        (INSTRUCTION: To withhold authority to vote for any
                                 listed (except as      AUTHORITY       individual nominee strike a line through the nominee's
                                   marked to the     to vote for all    name in the list below)
     FOR    AGAINST    ABSTAIN       contrary)       nominees listed
                                                                        Joseph C. Abeles, George F. Donovan, Ralph A. Foote,
     [ ]      [ ]        [ ]            [ ]                [ ]          Frederick M. Myers, Stuart A. Shikiar, Bradford T. Whitmore

3. APPROVE AN AMENDMENT TO      4. APPROVE THE 1995 STOCK                    5. In their discretion, the Proxies are authorized to
   THE 1988 OUTSIDE DIRECTORS      INCENTIVE PLAN                            vote upon such other business as may properly come
   STOCK OPTION PLAN                                                         before this meeting.

     FOR    AGAINST    ABSTAIN          FOR    AGAINST   ABSTAIN
                                                                             Please sign exactly as your name appears on this proxy.
     [ ]      [ ]        [ ]            [ ]      [ ]       [ ]               When shares are held by joint tenants or as community
                                                                             property, both should sign. When signing as attorney,
                                                                             executor, administrator, trustee or guardian, please
                                                                             give full title as such. If a corporation, please sign
                                                                             the full corporate name by President or other
                                                                             authorized officer. If a partnership, please sign in
                                                                             partnership name by authorized person.

                                                                             DATED:                                           , 1995
                                                                                   -------------------------------------------

                                                                             -------------------------------------------------------
                                                                             Signature

                                                                             -------------------------------------------------------
                                                                             Signature

             "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA                     PLEASE VOTE, SIGN, DATE AND RETURN USING
             PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"                    THE ENCLOSED ENVELOPE
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